EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interpool, Inc.

     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-4 Registration Statement of our report dated February 24, 1998, included in Interpool, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

New York, New York
July 20, 1998